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                                                                                                                         EXHIBIT 28A

  First Chicago Master Trust II
  Excess Spread Analysis
  For the month ended November 30, 2000


  Card Trust                               FCMT2 95-M         FCMT2 95-O         FCMT2 95-P         FCMT2 96-Q         FCMT2 96-S
  Deal Size                                   $500 MM            $500 MM            $500 MM            $900 MM            $700 MM
  Expected Maturity                          10/15/02           12/16/02           12/15/00           02/15/02           12/16/02
 ----------------------------------------------------------------------------------------------------------------------------------
| Excess Spread:                                                                                                                   |
|         Portfolio Yield                      23.09%             23.09%             23.09%             23.09%             23.09%  |
|         Less:  Coupon                         6.88%              6.89%              6.80%              6.78%              6.80%  |
|         Less:  Serv Fees                      1.50%              1.50%              1.50%              1.50%              1.50%  |
|         Less:  Net Charge-Offs                7.17%              7.17%              7.17%              7.17%              7.17%  |
| Excess Spread:                                                                                                                   |
|                       Nov-00                  7.54%              7.53%              7.62%              7.64%              7.62%  |
|                       Oct-00                  8.62%              8.62%              8.69%              8.72%              8.71%  |
|                       Sep-00                  7.28%              7.27%              7.34%              7.38%              7.36%  |
|----------------------------------------------------------------------------------------------------------------------------------|
| 3-Mo. Avg Excess Spread                       7.81%              7.81%              7.88%              7.91%              7.90%  |
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  Over 30 Day Delinquency                       4.72%              4.72%              4.72%              4.72%              4.72%
  Monthly Payment Rate                         29.63%             29.63%             29.63%             29.63%             29.63%


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  Card Trust                               FCMT2 97-U         FCMT2 98-V        FCMT2 99-W          FCMT2 99-X         FCMT2 99-Y
  Deal Size                                   $400 MM             $1 BIL           $750 MM             $750 MM            $550 MM
  Expected Maturity                          10/15/02           10/15/01           3/15/02             6/16/03            8/15/03
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| Excess Spread:                                                                                                                   |
|         Portfolio Yield                      23.09%             23.09%            23.09%              23.09%             23.09%  |
|         Less:  Coupon                         6.78%              6.96%             6.84%               6.87%              6.88%  |
|         Less:  Serv Fees                      1.50%              1.50%             1.50%               1.50%              1.50%  |
|         Less:  Net Charge-Offs                7.17%              7.17%             7.17%               7.17%              7.17%  |
| Excess Spread:                                                                                                                   |
|                       Nov-00                  7.64%              7.46%             7.58%               7.55%              7.54%  |
|                       Oct-00                  8.72%              8.54%             8.59%               8.64%              8.63%  |
|                       Sep-00                  7.38%              7.19%             7.32%               7.29%              7.28%  |
|----------------------------------------------------------------------------------------------------------------------------------|
| 3-Mo. Avg Excess Spread                       7.91%              7.73%             7.83%               7.82%              7.82%  |
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  Over 30 Day Delinquency                       4.72%              4.72%             4.72%               4.72%              4.72%
  Monthly Payment Rate                         29.63%             29.63%            29.63%              29.63%             29.63%


  Note: Chargeoffs are presented net of recoveries
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